Exhibit 99.5

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

PROXY CARD

INSURANCE ACQUISITION CORP.

2929 Arch Street, Suite 1703

Philadelphia, PA 19104-2870

(215) 701-9555

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF INSURANCE ACQUISITION CORP.

TO BE HELD ON OCTOBER 13, 2020

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints John Butler and Daniel Cohen, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of Insurance Acquisition Corp. (the “Company”) to be held virtually on October 13, 2020, at 10:00 A.M., Eastern Time, and at any adjournments and/or postponements thereof. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, AND 10, AND “FOR” EACH OF THE DIRECTORS SET FORTH IN PROPOSALS 8 AND 9.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE MERGER PROPOSAL), “FOR” EACH OF PROPOSALS 2 THROUGH 5 (THE CHARTER PROPOSALS), “FOR” PROPOSAL 6 (THE NASDAQ PROPOSAL), “FOR” PROPOSAL 7 (THE INCENTIVE PLAN PROPOSAL), “FOR” THE ELECTION OF EACH OF THE DIRECTORS IN PROPOSAL 8 (THE EXISTING DIRECTOR ELECTION PROPOSAL), “FOR” THE ELECTION OF EACH OF THE DIRECTORS IN PROPOSAL 9 (THE BUSINESS COMBINATION DIRECTOR ELECTION PROPOSAL), AND “FOR” PROPOSAL 10 (THE ADJOURNMENT PROPOSAL).

The Merger Proposal is conditioned on the approval of Proposal 2 and the Nasdaq Proposal. (1) Proposal 2 is conditioned on the approval of the Merger Proposal and the Nasdaq Proposal, (2) each of Proposal 3, Proposal 4, Proposal 5, the Incentive Plan Proposal and the Business Combination Director Election Proposal is conditioned on the approval of the Merger Proposal, Proposal 2 and the Nasdaq Proposal, (3) the Business Combination Director Election Proposal is conditioned on the approval of Proposal 3, and (4) the Nasdaq Proposal is conditioned on the Merger Proposal and Proposal 2. Neither the Existing Director Election Proposal nor the Adjournment Proposal is conditioned on the approval of any other proposal set forth in the proxy statement/prospectus. IF either the Merger Proposal or the Nasdaq Proposal is not approved, or if any other proposal is not approved and the company and Shift Technologies, inc. do not waive the applicable closing condition under the Merger Agreement, then the Merger will not be consummated.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 10.

Please mark vote as indicated in this example ☒

1.	The Merger Proposal - To approve and adopt the Agreement and Plan of Merger, dated as of June 29, 2020, by and among the Company, IAC Merger Sub Corp., and Shift Technologies, Inc., as amended by the First Amendment to the Agreement and Plan of Merger, dated as of August 19, 2020 (the “Merger Agreement”), and the transactions contemplated thereby (the “Merger”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Proposal 2 - To approve an amendment to the Company’s current amended and restated certificate of incorporation to increase the number of authorized shares of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal 3 - To approve the creation of an additional class of directors so that there will be three classes of directors with staggered terms of office, and make certain related changes.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Proposal 4 - To approve an amendment to the Company’s current amended and restated certificate of incorporation to provide that certain transactions are not “corporate opportunities” and that each of Highland Capital Partners 9 Limited Partnership, Highland Capital Partners 9-B Limited Partnership, and Highland Entrepreneurs’ Fund 9 Limited Partnership and their respective affiliates are not subject to the doctrine of corporate opportunity.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Proposal 5 - To approve an amendment to the Company’s current amended and restated certificate of incorporation to provide for additional changes, principally including changing the Company’s corporate name from “Insurance Acquisition Corp.” to “Shift Technologies, Inc.” and removing provisions applicable only to special purpose acquisition companies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	The Nasdaq Proposal - To approve (i) for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the Company’s issued and outstanding common stock and the resulting change of control in connection with the Merger, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of up to 19,800,000 shares of common stock in connection with the PIPE Investment, upon the completion of the Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

7.	The Incentive Plan Proposal - To adopt the Shift Technologies, Inc. 2020 Omnibus Equity Compensation Plan, including the authorization of the initial share reserve thereunder.	FOR ☐	AGAINST ☐	ABSTAIN ☐

8.	The Existing Director Election Proposal - To elect the following directors to serve on the board of directors of the Company as Class I directors until the earlier of the effective time of the Merger and the consummation of the business combination (the “Effective Time”) and the 2022 annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death:

	Daniel G. Cohen	FOR	WITHHOLD
		☐	☐

	John C. Chrystal	FOR	WITHHOLD
		☐	☐

	Stephanie Gould Rabin	FOR	WITHHOLD
		☐	☐

9.	The Business Combination Director Election Proposal - To elect two Class I directors, three Class II directors, and three Class III directors, effective as of and contingent upon the Effective Time, to serve on the board of directors of the Company until the 2021, 2022, and 2023 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation, removal or death:

Class I - 2021 annual meeting of stockholders
	Kellyn Smith Kenny	FOR	WITHHOLD
		☐	☐
	Victoria Mclnnis	FOR	WITHHOLD
		☐	☐

Class II - 2022 annual meeting of stockholders
	Jason Krikorian	FOR	WITHHOLD
		☐	☐
	Emily Melton	FOR	WITHHOLD
		☐	☐
	Adam Nash	FOR	WITHHOLD
		☐	☐

Class III - 2023 annual meeting of stockholders
	George Arison	FOR	WITHHOLD
		☐	☐
	Manish Patel	FOR	WITHHOLD
		☐	☐
	Tobias Russell	FOR	WITHHOLD
		☐	☐

10.	The Adjournment Proposal - To approve the adjournment of the special meeting by the chairman thereof to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Merger Proposal, the Charter Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, the Existing Director Election Proposal and/or the Business Combination Director Election Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Date:	_____________________________, 2020

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.